EXECUTION COPY

Exhibit 4(q)
AMENDMENT

Dated as of August 8, 2016

To the Lenders party to each of the Credit Agreements
referred to below and the Administrative Agent referred to below

Ladies and Gentlemen:

Reference is made to the following documents:

(i)
the Amended and Restated Credit Agreement, dated as of August 14, 2015 (as amended, restated, modified or otherwise supplemented prior to the date hereof, the “ETR Credit Agreement”), among Entergy Corporation, as the Borrower, the banks and other financial institutions party thereto as Lenders, Citibank, N.A., as Administrative Agent and as an LC Issuing Bank, and the other LC Issuing Banks party thereto;

(ii)
the Amended and Restated Credit Agreement, dated as of August 14, 2015 (as amended, restated, modified or otherwise supplemented prior to the date hereof, the “EAI Credit Agreement”), among Entergy Arkansas, Inc., as the Borrower, the banks and other financial institutions party thereto as Lenders, Citibank, N.A., as Administrative Agent and as an LC Issuing Bank, and the other LC Issuing Banks party thereto;

(iii)
the Amended and Restated Credit Agreement, dated as of August 14, 2015 (as amended, restated, modified or otherwise supplemented prior to the date hereof, the “ELL Credit Agreement”), among Entergy Louisiana, LLC, as the Borrower, the banks and other financial institutions party thereto as Lenders, Citibank, N.A., as Administrative Agent and as an LC Issuing Bank, and the other LC Issuing Banks party thereto; and

(iv)
the Amended and Restated Credit Agreement, dated as of August 14, 2015 (as amended, restated, modified or otherwise supplemented prior to the date hereof, the “ETI Credit Agreement”), among Entergy Texas, Inc., as the Borrower, the banks and other financial institutions party thereto as Lenders, Citibank, N.A., as Administrative Agent and as an LC Issuing Bank, and the other LC Issuing Banks party thereto.

The ETR Credit Agreement, the EAI Credit Agreement, the ELL Credit Agreement and the ETI Credit Agreement are herein referred to as, collectively, the “Credit Agreements”. Unless otherwise indicated, capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Credit Agreements.

Section 1. Amendment to Credit Agreements. The parties hereto agree that, subject to the satisfaction of the conditions precedent set forth in Section 2 below, each Credit Agreement is amended as follows:

(a)Section 1.01 is amended by adding the following definitions in their appropriate alphabetical order:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
(b)Section 1.01 is further amended by amending and restating the definition of “Defaulting Lender” therein in its entirety to read as follows:
“Defaulting Lender” means at any time, subject to Section 2.19(f), (i) any Lender that has failed, for two or more Business Days from the date required to be funded or paid, to (A) fund any portion of its Advances, (B) fund any portion of its participations in Letters of Credit or (C) pay over to any Credit Party any other amount required to be paid by it hereunder (each, a “funding obligation”), unless, in the case of clause (A) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing), (ii) any Lender that has notified the Administrative Agent, the Borrower or any LC Issuing Bank in writing, or has stated publicly, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), (iii) any Lender that has defaulted generally on its funding obligations under other loan agreements, credit agreements and other similar agreements, (iv) any Lender that has, for three or more Business Days after written request by the Administrative Agent, the Borrower or any LC Issuing Bank, failed to confirm in writing to the Administrative Agent, the Borrower and such LC Issuing Bank that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iv) upon the Administrative Agent’s, the Borrower’s and such LC Issuing Bank’s receipt of such written confirmation), (v) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Lender Parent (provided, in each case of the foregoing clauses, that neither the reallocation of funding obligations provided for in Section 2.19(b) hereof as a result of a Lender’s being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender) or (vi) any Lender that becomes the subject of any Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (i) through (vi) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.19(f) hereof) upon notification of such determination by the Administrative Agent to the Borrower, the LC Issuing Banks and the Lenders.
(c)Section 2.18(c) is amended by amending and restating the first sentence of such clause to read as follows:
If (and only if) the aggregate amount of the Commitments of the Lenders that have agreed to extend their Existing Termination Dates plus the aggregate additional Commitments of the Additional Commitment Lenders as of such date shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Specified Date, then, effective as of the Extension Date, the Existing Termination Date of each Lender agreeing to an extension and of each Additional Commitment Lender as of such date shall be extended to the date that is one year after such Existing Termination Date, and each Additional Commitment Lender as of such date that is not already a Lender shall thereupon become a “Lender” for all purposes of this Agreement.
For purposes of this Section 2.18(c), each reference to an “Additional Commitment Lender” or the “Additional Commitment Lenders” shall be deemed to refer to such “Additional Commitment Lender” or “Additional Commitment Lenders”, in each case, as of such date of determination.
(d)Section 2.18(d) is amended by amending and restating such section in its entirety to read as follows:
(d)     On or before the fifth Business Day after the Specified Date (the “Extension Date”) or at any time after the Extension Date, the Borrower will have the right to substitute one or more other financial institutions (including, without limitation, any Lender (other than any Nonconsenting Lender)) (each such Lender, an “Additional Commitment Lender”) reasonably acceptable to the Administrative Agent and the LC Issuing Banks for any Nonconsenting Lender by causing any Nonconsenting Lender to assign its Commitment pursuant to Section 8.07 hereof, provided, however, that the parties to any such assignment shall not be required to pay the processing and recordation fee otherwise payable under Section 8.07(b), and provided, further that such Nonconsenting Lender shall, prior to the effectiveness of any such assignment, be paid in full all amounts due to it hereunder. In connection with such assignment, in the case of any substitution of a Nonconsenting Lender that occurs after the Extension Date, the applicable Additional Commitment Lender shall be deemed to have consented to the Extension (regardless of when such replacement is effective) and the Existing Termination Date of such Additional Commitment Lender with respect to the Commitment being assigned shall be the date that is one year after the Existing Termination Date of the Commitment of such Nonconsenting Lender.

(e)Section 2.19(b)(i) is amended by adding the words “subject to Section 8.20,” in the ETR Credit Agreement and the EAI Credit Agreement and “subject to Section 8.22,” in the ELL Credit

Agreement and the ETI Credit Agreement, in each case immediately following the words “reallocation and (B)”.
(f)Article VIII is hereby amended by adding a new Section 8.20 in the ETR Credit Agreement and the EAI Credit Agreement and a new Section 8.22 in the ELL Credit Agreement and the ETI Credit Agreement, in each case to read in its entirety as follows:
SECTION 8.20/8.22. Acknowledgment and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
Section 2. Conditions Precedent. Section 1 above shall be effective as of the date hereof when and if the Administrative Agent under each Credit Agreement shall have received counterparts of this amendment (this “Amendment”), duly executed by the Borrower under each Credit Agreement and Lenders constituting Majority Lenders under each Credit Agreement.

Section 3. Effect on the Credit Agreements. Except as expressly provided above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power or remedy of any Lender under any Loan Document, nor constitute an amendment or waiver of any provision of any Loan Document. Except as expressly provided above, each Loan Document is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Amendment shall constitute a Loan Document under each Credit Agreement and shall be binding on the parties hereto and their respective successors and permitted assigns under the Loan Documents. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the respective Credit Agreements to “this Agreement”, “hereunder”, “hereof” or words of like import referring to such Credit Agreement, and each reference in the other Loan Documents corresponding to such Credit Agreement to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to such Credit Agreement, shall mean and be a reference to such Credit Agreement, as amended by this Amendment.
Section 4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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Entergy - Amendment Signature Page

Please indicate your agreement to the foregoing by signing and returning a counterpart to this Amendment by facsimile or e-mail to Meredith Jetton (fax no. 212-556-2222, Attention: Meredith Jetton / mjetton@kslaw.com).

Very truly yours,

ENTERGY CORPORATION

By /s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer

ENTERGY ARKANSAS, INC.
ENTERGY LOUISIANA, LLC
ENTERGY TEXAS, INC.

By /s/ Stacey M. Lousteau
Stacey M. Lousteau
Assistant Treasurer

Entergy - Amendment Signature Page

The undersigned hereby agree to the foregoing:

CITIBANK, N.A., as Administrative Agent and a Lender

By /s/ Richard Rivera
Name:    Richard Rivera
Title: Vice President

Entergy - Amendment Signature Page

JPMORGAN CHASE BANK, N.A.

By /s/ Bridget Killackey
Name: Bridget Killackey
Title: Executive Director

Entergy - Amendment Signature Page

WELLS FARGO, NATIONAL ASSOCIATION

By /s/ Nick Schmiesing
Name: Nick Schmeising
Title: Director

Entergy - Amendment Signature Page

BNP PARIBAS

By/s/ Theodore Sheen
Name: Theodore Sheen
Title: Director

By/s/ Karima Omar
Name: Karima Omar
Title: Vice President

Entergy - Amendment Signature Page

MIZUHO BANK, LTD.

By/s/ Nelson Chang
Name: Nelson Chang
Title: Authorized Signatory

Entergy - Amendment Signature Page

THE BANK OF NOVA SCOTIA

By/s/ David Dewar
Name: David Dewar
Title: Director

Entergy - Amendment Signature Page

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD

By/s/ Lindsay Minneman
Name: Lindsay Minneman
Title: Vice President

Entergy - Amendment Signature Page

BANK OF AMERICA, N.A.

By/s/ William A. Merritt
Name:     William A. Merritt, III
Title:     Director

Entergy - Amendment Signature Page

GOLDMAN SACHS BANK USA

By/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

Entergy - Amendment Signature Page

MORGAN STANLEY BANK, N.A.

By/s/ Michael King
Name: Michael King
Title: Authorized Signatory

Entergy - Amendment Signature Page

KEYBANK NATIONAL ASSOCIATION

By/s/ Sukanya V. Raj
Name: Sukanya V. Raj
Title: Senior Vice President

Entergy - Amendment Signature Page

BARCLAYS BANK PLC

By/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

Entergy - Amendment Signature Page

COBANK, ACB,

By/s/ Mike Rehmer
Name: Mike Rehmer
Title: Vice President

Entergy - Amendment Signature Page

THE BANK OF NEW YORK MELLON

By/s/ Hussam S. Alsahlani
Name: Hussam S. Alsahlani
Title: Vice President

Entergy - Amendment Signature Page

REGIONS BANK

By/s/ Brian J. Walsh
Name: Brian J. Walsh
Title: Director

Entergy - Amendment Signature Page

SUMITOMO MITSUI BANKING CORP.

By/s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

Entergy - Amendment Signature Page

U.S. BANK NATIONAL ASSOCIATION

By/s/ Michael T. Sagges
Name: Michael T. Sagges
Title: Vice President

Entergy - Amendment Signature Page

THE NORTHERN TRUST COMPANY

By/s/ Keith Burson
Name: Keith Burson
Title: Senior Vice President

Entergy - Amendment Signature Page

WHITNEY BANK

By/s/ Donna J. Richardson
Name: Donna J. Richardson
Title: Vice President

Entergy - Amendment Signature Page

CAPITAL ONE, NATIONAL ASSOCIATION

By/s/ Katharine G. Kay
Name:     Katharine G. Kay
Title:     Senior Vice President

Exhibit B

Entergy - Amendment Signature Page

TAIWAN COOPERATIVE BANK
LOS ANGELES BRANCH

By/s/ Ming-Chih Chen
Name: Ming-Chig Chen
Title: VP & General Manager

Exhibit B

Entergy - Amendment Signature Page

CHANG HWA COMMERCIAL BANK, LOS ANGELES BRANCH

By/s/ Kang Yang
Name: Kang Yang
Title: Vice President & General Manager

Exhibit B

Entergy - Amendment Signature Page

BANK OF THE WEST

By/s/ Brad Conley
Name: Brad Conley
Title: Director